Exhibit 99.2

LIBERTY MEDIA LLC

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

Trustee

FIFTEENTH SUPPLEMENTAL INDENTURE

dated as of March 20, 2008

Supplementing the Indenture

dated as of July 7, 1999

.75% Exchangeable Senior Debentures due 2023

FIFTEENTH SUPPLEMENTAL INDENTURE

FIFTEENTH SUPPLEMENTAL INDENTURE, dated the 20th day of March, 2008, between LIBERTY MEDIA LLC, a limited liability company existing under the laws of the State of Delaware (the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national association, having a corporate trust office at 700 Flower Street, Los Angeles, California 90017, as trustee (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of July 7, 1999 (the “Original Indenture” and, as supplemented to the date hereof, the “Indenture”), providing for the issuance by the Company from time to time of its senior debt securities to be issued in one or more series (in the Original Indenture and herein called the “Securities”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Tenth Supplemental Indenture dated as of March 26, 2003 (the “Tenth Supplemental Indenture”), establishing the form and terms of, and providing for the creation and issue of, a series of Securities designated as the “.75% Exchangeable Senior Debentures due 2023” under the Original Indenture in an aggregate principal amount of $1,750,000,000 (the “Debentures”);

WHEREAS, Section 901(2) of the Original Indenture provides that the Company and the Trustee may amend the Indenture, without the consent of any holders of Securities, to add to the covenants of the Company for the benefit of the holders of any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power conferred upon the Company in the Indenture;

WHEREAS, the Company and the Trustee desire to amend the Indenture to surrender the Company’s right conferred by the Tenth Supplemental Indenture to pay all or a percentage of the Maturity Repayment Amount in Reference Shares;

WHEREAS, the Company and the Trustee desire to amend the Indenture to increase the rate of interest accruing on the Debentures for all Interest Periods beginning on or after March 30, 2008 to 3.125% per annum until the principal on the Debentures is paid or made available for payment;

WHEREAS, the Company and the Trustee desire to amend the Indenture to surrender a right conferred by the Tenth Supplemental Indenture on the Company, by providing that the Company’s right to redeem Debentures may not be exercised prior to April 5, 2013;

WHEREAS, the Company and the Trustee desire to amend the Indenture to surrender the Company’s right conferred by the Tenth Supplemental Indenture to pay all or a percentage of the Redemption Repayment Amount in Reference Shares; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Fifteenth Supplemental Indenture and to make this Fifteenth Supplemental Indenture valid and binding have been complied with or have been done or performed;

NOW, THEREFORE, THIS FIFTEENTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to amend the terms of the Indenture as set forth herein, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Fifteenth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.  Definitions.

Each capitalized term that is used herein and is defined in the Indenture or the Tenth Supplemental Indenture shall have the meaning specified in the Indenture or the Tenth Supplemental Indenture, as applicable, unless such term is otherwise defined herein, in which case such term shall have the meaning specified herein.

Section 102.  Conflict with Original Indenture or Tenth Supplemental Indenture.

To the extent that any of the terms set forth in this Fifteenth Supplemental Indenture or the certificates representing the Debentures shall conflict with any of the terms of the Indenture or the Tenth Supplemental Indenture, the terms of this Fifteenth Supplemental Indenture and the certificates representing the Debentures shall be controlling with respect to the Debentures.

ARTICLE TWO

AMENDMENTS

Section 201.  Title Change.

(a)           On and after March 30, 2008, the series of Securities previously designated as the “.75% Exchangeable Senior Debentures due 2023” shall be designated as the “3.125% Exchangeable Senior Debentures due 2023.”

Section 202.  Change to Rate of Interest.

(a)           The definition of “Yield Adjustment” in the Tenth Supplemental Indenture is hereby amended to read as follows:

“Yield Adjustment shall mean any adjustment required to be made to the Adjusted Principal Amount on any Interest Payment Date occurring on or after March 30, 2008 following any Extraordinary Additional Distribution (except for the Interest Payment Date immediately following such Extraordinary Additional Distribution) so that the interest payment on such Interest Payment Date does not represent an annualized yield in excess of 3.125% on the Adjusted Principal Amount of the Debentures during the semi-annual period immediately  preceding such Interest Payment Date.”

(b)           The introductory clause of Section 205(b) of the Tenth Supplemental Indenture is hereby amended to read as follows:

“For all Interest Periods ending on or before March 29, 2008, interest on the Debentures will accrue interest at the rate of 0.75% per annum until the principal thereof is paid or made available for payment and for all Interest Periods beginning on or after March 30, 2008, interest on the Debentures will accrue at the rate of 3.125% per annum until the principal thereof is paid or made available for payment; provided, however, that such interest rates shall be subject to increase as follows:”

(c)           Section 208(d) of the Tenth Supplemental Indenture is hereby amended to read as follows:

“In the event that the Company fails to pay any amount due on redemption of the Debentures on a Redemption Date occurring on or after March 30, 2008, interest on the Debentures called for redemption shall continue to accrue at an annual rate of 3.125% of the Original Principal Amount thereof from the date originally set for redemption to the actual date of payment, and such actual date of payment shall be deemed to be the Redemption Date for purposes of calculating the amount to be paid to the Holders of Debentures on redemption, except that the amount of the Final Period Distribution shall be determined as of the date originally set for redemption.”

(d)           On and after March 30, 2008, each reference in any certificate representing the Debentures to an interest rate of .75% shall hereby be amended to read 3.125%.

Section 203.  Change to Company’s Rights at Maturity.

(a)           Section 204(b) of the Tenth Supplemental Indenture is hereby amended to read as follows:

“Intentionally Deleted.”

(b)           Section 204(d) of the Tenth Supplemental Indenture is hereby amended to read as follows:

“At least five Business Days prior to the Stated Maturity of the principal of Debentures, the Company shall deliver an Officers’ Certificate to the Trustee which: (i) sets forth the dollar amount to be paid at such Stated Maturity of the principal for each Debenture and for all Debentures then Outstanding, (ii) sets forth a reasonably detailed calculation of such amounts, and (iii) directs the Trustee to adjust its records accordingly and to request the Depository to adjust its records accordingly.  At or prior to 10:00 a.m., New York City time, on the date of Stated Maturity of the principal of the Debentures, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 of the Original Indenture) an amount in cash sufficient to pay the amount due on all Debentures that are Outstanding at 5:00 p.m. New York City time, on the date of such Stated Maturity (including the amount of any interest payable pursuant to Section 205 on the Interest Payment Date coinciding with such Stated Maturity).”

Section 204.  Change to Company’s Right of Redemption.

(a)           Section 208(a) of the Tenth Supplemental Indenture is hereby amended to read as follows:

“The Debentures will be redeemable at the option of the Company, in whole or in part (provided that immediately after any partial redemption at least $100,000,000 Original Principal Amount of Debentures would remain outstanding) at any time or from time to time on or after April 5, 2013, on at least 22 Trading Days (but not more than 60 days) prior notice to Holders of the Debentures.  The Redemption Price of each Debenture shall be equal to the sum of (1) the Redemption Repayment Amount of such Debenture, (2) any accrued and unpaid interest on such Debenture to the Redemption Date, and (3) subject to Section 213, any Final Period Distribution on such Debenture.

Debentures called for redemption may be surrendered for exchange in accordance with Section 209 until 5:00 p.m., New York City time, on the fourth Trading Day preceding the Redemption Date.  Any Debenture in respect of which an Exchange Notice is submitted that is subsequently withdrawn shall remain subject to redemption.”

(b)           Section 208(b) of the Tenth Supplemental Indenture is hereby amended to read as follows:

“In case of any redemption, the Company shall deliver an Officers’ Certificate to the Trustee not less than five Business Days prior to the Redemption Date which sets forth the Redemption Price to be paid for each Debenture called for redemption on such Redemption Date and the aggregate amount payable for all Debentures called for redemption on such Redemption Date.”

(c)           Section 208(c) of the Tenth Supplemental Indenture is hereby amended to read as follows:

“Once notice of redemption has been given and funds are irrevocably deposited with the Paying Agent, interest on the Debentures will cease to accrue on and after the Redemption Date and all rights of the Holders of the Debentures called for redemption will cease, except for the right of Holders to receive the Redemption Price (but without interest on such Redemption Price) and any right to receive payment pursuant to Section 213.”

ARTICLE THREE

MISCELLANEOUS

Section 301.  Effectiveness.

Except as otherwise specifically set forth herein, this Fifteenth Supplemental Indenture shall become effective automatically and without further action at 5:01 P.M. on March 24, 2008 or such later time and date as the Company shall extend the right of Holders to require the Company to repurchase Debentures pursuant to Section 210 of the Tenth Supplemental Indenture (the “Effective Date”).  Upon the Effective Date, the Indenture shall be supplemented in accordance herewith, and this Fifteenth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of the Debentures delivered under the Indenture shall be bound hereby.

Section 302.   Trustee Responsibilities.

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Fifteenth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.  The Trustee is entitled to the benefits, protections and indemnities set forth in the Indenture, including, without limitation, Section 606(3).

Section 303.  Effect on Original Indenture and Tenth Supplemental Indenture.

Except as expressly amended hereby, the Indenture and the Tenth Supplemental Indenture shall continue in full force and effect in accordance with the provisions thereof and Indenture and the Tenth Supplemental Indenture are in all respects hereby ratified and confirmed.  This Fifteenth Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

Section 304.  Securities Deemed Conformed.  As of the date hereof, the provisions of each Debenture then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Debenture or any other action on the part of the Holders, the Company or the Trustee, so as to reflect this Fifteenth Supplemental Indenture.

Section 305.  Governing Law.

This Fifteenth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Section 306.  Counterparts.

This Fifteenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Supplemental Indenture to by duly executed as of the day and year first above written.

LIBERTY MEDIA LLC

By:	/s/ Charles Y. Tanabe
Name:	Charles Y. Tanabe
Title:	Executive Vice President, Secretary and General Counsel

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Raymond Torres
Name:	Raymond Torres
Title:	Assistant Vice President